SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 14, 2006

The New York Times Company

(Exact name of Registrant as Specified in Its Charter)

New York	1-5837	13-1102020
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

229 West 43rd Street, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  Other Events.

Arthur Sulzberger, Jr., the Chairman of The New York Times Company (the “Company”) and the publisher of The New York Times, and Michael Golden, the Company’s Vice Chairman and the publisher of the International Herald Tribune, have requested that the Board of Directors significantly reduce their compensation for 2006 and 2007 by not granting them stock-based compensation.  Management will use the savings to create a bonus pool to reward exceptional performance by employees who do not participate in the Company’s annual bonus plan.  The compensation of Messrs. Sulzberger, Jr. and Golden is set by the independent members of the Board of Directors, after consultation with all non-management members of the Board and consideration of the recommendation of the Compensation Committee of the Board, which is comprised of independent directors.  A copy of a letter provided by Messrs. Sulzberger, Jr. and Golden to employees of the Company describing this matter is attached as an exhibit to this report and incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit 99.1	Letter dated September 14, 2006 from Arthur Sulzberger, Jr. and Michael Golden to employees of The New York Times Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date: September 14, 2006	By:	/s/ Rhonda L. Brauer
Rhonda L. Brauer
Secretary and
Corporate Governance Officer

Exhibit List

Exhibit 99.1	Letter dated September 14, 2006 from Arthur Sulzberger, Jr. and Michael Golden to employees of The New York Times Company.